EXHIBIT 10.1

LIVE NATION ENTERTAINMENT, INC.

5.625% SENIOR NOTES DUE 2026
INDENTURE

Dated as of March 20, 2018
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as

Trustee

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Section 11.15.	Waiver of Jury Trial	94
Section 11.16.	Certain Tax Matters Related to the Trustee	94
Section 11.17.	Submission to Jurisdiction	94

EXHIBITS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF GUARANTEE
EXHIBIT C	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT E	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

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INDENTURE dated as of March 20, 2018 by and among Live Nation Entertainment, Inc. (the “Issuer”), a Delaware corporation, the Guarantors (as hereinafter defined) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuer’s 5.625% Senior Notes due 2026.
RECITALS
The Issuer and the Guarantors have duly authorized the execution and delivery hereof to provide for the issuance of the Notes and the Guarantees.
All things necessary (i) to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer and delivered hereunder, the valid and binding obligations of the Issuer, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid and binding obligations of the Guarantors, and (iii) to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, all in accordance with their respective terms, have been done.
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.     Definitions.
“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person or is a Subsidiary of such other Person at the time of such merger or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the

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terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a merger or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with Section 4.09 and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”)), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries (other than sales of inventory and other transfers in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:
(a)    transfers of cash or Cash Equivalents, Marketable Securities and Investment Grade Securities;
(b)    transfers of assets of the Issuer (including Equity Interests) that are governed by, and made in accordance with, the first paragraph of Section 5.01;
(c)    Permitted Investments and Restricted Payments not prohibited under Section 4.07;
(d)    the creation of or realization on any Lien not prohibited under this Indenture;
(e)    transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

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(f)    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;
(g)    any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $25.0 million;
(h)    any sale of Equity Interests in, or Indebtedness or other assets or securities of, an Unrestricted Subsidiary;
(i)    the sale, transfer or other disposition of Hedging Obligations incurred in accordance with this Indenture;
(j)    sales of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;
(k)    the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property; and
(l)    (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership; and
(3)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Broker-Dealer” means any broker or dealer registered under the Exchange Act.
“Business Day” means any day other than a Legal Holiday.

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“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
“Cash Equivalents” means:
(a)    United States dollars, Canadian dollars, Euros or any national currency of any participating member state of the European Union or such local currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;
(b)    Government Securities having maturities of not more than twelve (12) months from the date of acquisition;
(c)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;
(d)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;
(e)    commercial paper issued by any issuer bearing at least a “2” rating for any short-term rating provided by Moody’s or S&P and maturing within two hundred seventy (270) days of the date of acquisition;
(f)    variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition;
(g)    money market funds or programs (x) offered by any commercial or investment bank having capital and surplus in excess of $500.0 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) offered by any other nationally recognized financial institution (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f), (ii) are rated AAA and (iii) the fund is at least $4 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least

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$500.0 million and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof; and
(h)    in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.
“Change of Control” means the occurrence of one or more of the following events:
(a)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of the Issuer then entitled to vote in the election of the Board of Directors of the Issuer generally; or
(b)    there shall be consummated any share exchange, consolidation or merger of the Issuer pursuant to which the Issuer’s Equity Interests entitled to vote in the election of the Board of Directors of the Issuer generally would be converted into cash, securities or other property, or the Issuer sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Issuer in which the holders of the Issuer’s Equity Interests entitled to vote in the election of the Board of Directors of the Issuer generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such Person generally immediately after the share exchange, consolidation or merger.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly owned Subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the voting power of the Equity Interests of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no Person or group owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company); provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.

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“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (i) plus, to the extent deducted in computing Consolidated Net Income:
(a)    provision for taxes based on income, profits or capital;
(b)    Consolidated Interest Expense;
(c)    Consolidated Non-Cash Charges of such Person for such period;
(d)    any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such Person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such Person during such period, (iii) costs and expenses incurred after the date of this Indenture related to employment of terminated employees incurred by such Person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions, and (v) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities, in each case to the extent deducted in computing such Consolidated Net Income and without regard to any limitations of Item 10(e) of Regulation S-K;
(e)    any losses in respect of post-retirement benefits of such Person, as a result of the application of Financial Accounting Standards Board ASC Topic 715, to the extent that such losses were deducted in computing such Consolidated Net Income; and
(f)    any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;
(ii) minus, to the extent not excluded from the calculation of Consolidated Net Income, (x) non-cash gain or income of such Person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge) and (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated Cash Flow of such Person during the most recently ended four full fiscal quarters (the “Measurement Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Measurement Period. In addition to and without limitation of the foregoing, for purposes of this

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definition, “Consolidated Cash Flow” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(A)    the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business to finance seasonal fluctuations in working capital needs pursuant to working capital facilities, occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Measurement Period; and
(B)    (x) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Measurement Period) and (y) operational changes that the Issuer or any of its Restricted Subsidiaries have both determined to make and have made, in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or operational change had occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Issuer as set forth in an Officers’ Certificate delivered to the Trustee.
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(2)    notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    Consolidated Interest Expense for such period; plus
(2)    the amount of all dividend payments on any series of Disqualified Stock of such Person or Preferred Equity Interest of such Person’s Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period; minus
(3)     the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.
“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and its Restricted Subsidiaries, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of the Issuer, the interest expense of Unrestricted Subsidiaries and any Person that is not a Subsidiary shall be excluded.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:
(a)    the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;
(b)    the Net Income of any Person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

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(c)    solely for purposes of Section 4.07, the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;
(d)    the cumulative effect of a change in accounting principles shall be excluded;
(e)    any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;
(f)    any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;
(g)    any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
(h)    any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded; and
(i)    gains and losses resulting solely from fluctuations in foreign currencies shall be excluded.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board ASC Topic 815 or in connection with the early extinguishment of Hedging Obligations) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of

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any embedded derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.
“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) Consolidated Cash Flow of the Issuer for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total Secured Debt and Consolidated Cash Flow as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Consolidated Total Assets” means, as of any date of determination for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person immediately preceding such date of determination.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 700, Chicago, IL 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Credit Agreement” means that certain credit agreement, dated May 6, 2010, by and among the Issuer, as borrower, certain Foreign Subsidiaries, as foreign borrowers, certain subsidiaries of the Issuer as guarantors, certain lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as London agent and the other parties party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as amended by Amendment No. 1, dated June 29, 2012, Amendment No. 2, dated August 16, 2013, Amendment No. 3, dated October 31, 2016 and Amendment No. 4, dated June 27, 2017, and as such agreement or facility may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.
“Credit Facilities” means one or more credit agreements or debt facilities to which the Issuer and/or one or more of its Restricted Subsidiaries is party from time to time (including

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without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.
“Designated Preferred Stock” means Preferred Equity Interests of the Issuer (other than Disqualified Stock) that is issued for cash (other than to any of the Issuer’s Subsidiaries or an employee stock plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).
“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required by Section 4.15.
“Domestic Restricted Subsidiaries” means all Restricted Subsidiaries that are Domestic Subsidiaries.
“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

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“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor statute) and the rules and regulations promulgated thereunder.
“Existing Indebtedness” means any Indebtedness (other than the Notes and the Guarantees) of the Issuer and its Subsidiaries in existence on the Issue Date.
“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).
“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.
“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.01(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

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“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.
“Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
“Guarantee” means a guarantee by a Guarantor of the Notes.
“Guarantors” means our direct and indirect Domestic Restricted Subsidiaries other than Career Artist Management LLC that guarantee any Credit Facility incurred under Section 4.09(b)(2) or Indebtedness incurred in reliance on Section 4.09(a) (other than under the second proviso thereto).
“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.
“Holder” means, with respect to any Note, the Person in whose name such Note is registered with the Registrar.
“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

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“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of the Issuer, is independent and otherwise qualified to perform the task for which it is to be engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $300,000,000 in aggregate principal amount of 5.625% Senior Notes due 2026 of the Issuer issued under this Indenture on the Issue Date.
“Initial Purchasers” means, with respect to the Initial Notes, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., SunTrust Roinbson Humphrey, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments, Inc.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.
“Investment Grade Securities” means:
(a)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;
(b)    securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;
(c)    Investments in any fund that invests at least 95% of its assets in Investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and
(d)    corresponding instruments in countries other than the United States customarily utilized for high quality Investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital

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contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by Section 4.09, and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of Section 4.07, the sale of Equity Interests of a Person that is a Restricted Subsidiary following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Issuer in an amount equal to the Fair Market Value of the Equity Interests of such Person held by the Issuer and its Restricted Subsidiaries immediately following such sale.
“Issue Date” means March 20, 2018.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).
“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by the Issuer, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at March 15, 2021 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to March 15, 2021 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.
“Marketable Securities” means (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

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“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Issuer and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Issuer or any Restricted Subsidiary to cash.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means the Initial Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof treated as a single class of securities.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum, dated March 15, 2018, relating to and used in connection with the initial offering of the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member, that meets the requirements of Section 11.05.
“Opinion of Counsel” means an opinion, satisfactory to the Trustee, from legal counsel, who may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer, that meets the requirements of Section 11.05.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

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“Permitted Business” means the businesses of the Issuer and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complimentary thereto and any reasonable extension or evolution of any of the foregoing.
“Permitted Investments” means:
(a)    Investments in the Issuer or in a Restricted Subsidiary;
(b)    Investments in Cash Equivalents, Marketable Securities and Investment Grade Securities;
(c)    any guarantee of obligations of the Issuer or a Restricted Subsidiary permitted by Section 4.09;
(d)    Investments by the Issuer or any of its Subsidiaries in a Person if, as a result of such Investment, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
(e)    Investments received in settlement of debts and owing to the Issuer or any of its Restricted Subsidiaries, in satisfaction of judgments, in a foreclosure of a Lien or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;
(f)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;
(g)    Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 or for an asset disposition that does not constitute an Asset Sale;
(h)    loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;
(i)    other Investments in an amount not to exceed the greater of $100.0 million and 2.0% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this

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clause (i) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such Person continues to be a Restricted Subsidiary;
(j)    any Investment solely in exchange for, or made with the proceeds of, the issuance of the Issuer’s Qualified Capital Stock;
(k)    any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under this Indenture;
(l)    any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made;
(m)    any Investment in any joint venture engaged in a Permitted Business, including without limitation by contribution of assets of any Restricted Subsidiary, not to exceed $75.0 million outstanding at any time for Investments made after the Issue Date (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(n)    any Investment acquired after the Issue Date as a result of the acquisition by the Issuer or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(o)    any Investment consisting of deposits, prepayments and other credits to artists, suppliers or landlords made in the ordinary course of business;
(p)    guaranties made in the ordinary course of business of obligations owed to artists, landlords, suppliers, customers and licensees of the Issuer or any of its Subsidiaries;
(q)    loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business;
(r)    any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

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(s)    any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business; and
(t)    any Investment in an Unrestricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed the greater of $50.0 million and 1.0% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).
“Permitted Liens” means:
(a)    Liens securing the Notes and Liens securing any Guarantee;
(b)    Liens securing (x) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by this Indenture) permitted by Sections 4.09(b)(2) and 4.09(b)(11) and (y) other Indebtedness permitted under Section 4.09; provided that in the case of any such Indebtedness described in this subclause (y), after giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom and the granting of such Liens, the Consolidated Secured Indebtedness Leverage Ratio does not exceed 3.75 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred;
(c)    Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under Section 4.09 and (ii) cash management obligations not otherwise prohibited by this Indenture;
(d)    Liens securing Purchase Money Indebtedness permitted under Section 4.09(b)(6); provided that such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;
(e)    Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger or consolidation;
(f)    Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

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(g)    Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Issuer or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;
(h)    Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;
(i)    Liens existing on the Issue Date;
(j)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;
(k)    Liens securing Indebtedness permitted under Section 4.09(b)(10); provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;
(l)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(m)    easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;
(n)    licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Issuer or its Restricted Subsidiaries;
(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

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(p)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(q)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(r)    Liens not provided for in clauses (a) through (q) above so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;
(s)    Liens securing Indebtedness of any Restricted Subsidiary that is not a Guarantor incurred in accordance with Section 4.09;
(t)    Liens in favor of the Issuer or any Guarantor;
(u)    Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;
(v)    extensions, renewals or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;
(w)    other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $100.0 million;
(x)    Liens incurred to secure any treasury management arrangement; and
(y)    Liens on Equity Interests of Unrestricted Subsidiaries.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.
“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

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“Private Placement Legend” means the legend set forth in Section 2.01(c) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.
“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation, disposition or operational change or by any related business of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 12 months after the date of the acquisition, merger, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of the Issuer based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an Officers’ Certificate delivered to the Trustee from a responsible financial or accounting officer of the Issuer that outlines the actions taken or to be taken, the net cost savings or operating improvements achieved or expected to be achieved from such actions and that, in the case of clause (iii) above, such savings have been determined by the Issuer to be reasonably probable.
“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease Obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” means any Capital Stock of the Issuer that is not Disqualified Stock.
“Rating Agencies” means:
(a)    S&P;

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(b)    Moody’s; or
(c)    if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the relevant 40‑day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary, other than Unrestricted Subsidiaries.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, and its subsidiaries, or any successor to the rating agency business thereof.

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“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Issuer or any Domestic Restricted Subsidiary.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any Person that is a consolidated subsidiary of the Issuer under GAAP and designated as a “Subsidiary” in a certificate to the Trustee by a responsible financial or accounting officer of the Issuer.
“substantially concurrent” means any date within 45 days before or after the specified event.
“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof.
“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of the Issuer and the Guarantors (other than Hedging Obligations and cash management obligations to the extent permitted by this Indenture) outstanding on such date, determined on a consolidated basis.
“Transactions” means the transactions described in the Offering Memorandum under the caption “Summary—Related Transactions” and the issuance of the Initial Notes on the Issue Date.
“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to March 15, 2021; provided, however, that if the period from the redemption date to March 15, 2021 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from

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the redemption date to March 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces The Bank of New York Mellon Trust Company, N.A. in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (A) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Issuer’s Board of Directors in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.
The Issuer’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:
(a)    no portion of the Indebtedness or any other obligation (contingent or otherwise) thereof, immediately after such designation, (i) is guaranteed by the Issuer or any of its Restricted Subsidiaries; (ii) is recourse to the Issuer or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of the Issuer or any of its Restricted Subsidiaries to satisfaction thereof;
(b)    except as otherwise permitted by this Indenture (including by Section 4.11), neither the Issuer nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Issuer or such other Subsidiary than those that might be obtained at the time from Persons who are not the Issuer’s Affiliates; and
(c)    neither the Issuer nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.
If at any time after the Issue Date the Issuer designates an additional Subsidiary as an Unrestricted Subsidiary, the Issuer will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by the Issuer’s Board of

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Directors evidenced by a resolution of the Issuer’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
SECTION 1.02.     Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.04
“Covenant Suspension Event”	4.16(a)
“DTC”	2.01(b)
“Equity Offering”	3.07(b)
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	4.10(d)
“incur”	4.09(a)
“Issuer”	Preamble
“Legal Defeasance”	8.03
“Measurement Period”	"Consolidated Fixed Charge Coverage Ratio"
“Offer Amount”	3.08(b)
“Offer Period”	3.08(b)
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Private Placement Legend”	2.01(c)
“Purchase Date”	3.08(b)
“Refinancing Indebtedness”	4.09(b)

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“Registrar”	2.03
“Regulation S Temporary Global Note Legend”	2.01(d)
“Restricted Payments”	4.07(a)(iv)
“Reversion Date”	4.16(c)
“Sub Entity”	"Change of Control"
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(b)
“Transaction Date”	"Consolidated Fixed Charge Coverage Ratio"

SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes means each of the Issuer and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.
SECTION 1.04.     Rules of Construction.
Unless the context otherwise requires,
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

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(3)    “or” is not exclusive and “including” means “including without limitation”;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    provisions apply to successive events and transactions; and
(6)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
SECTION 1.05.     Acts of Holders; Record Dates.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof. Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The Issuer may fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or take by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

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ARTICLE 2
THE NOTES
SECTION 2.01.     Form and Dating.
(a)    The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR

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DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
(c)    Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
(d)    Any temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend (the “Regulation S Temporary Global Note Legend”) in substantially the following form:
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT

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SECTION 2.02.     Form of Execution and Authentication.
An Officer shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. All notes shall be dated the date of their authentication.
The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $300.0 million and (ii) subject to compliance with Section 4.09 hereof, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (ii) above, certify that such issuance is in compliance with Section 4.09 hereof. In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Notes issued under clause (ii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.
In authenticating Notes other than the Initial Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:
(a)    A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers' Certificate;
(b)    an executed supplemental indenture, if any;
(c)    an Officers’ Certificate delivered in accordance with Section 11.04; and
(d)    an Opinion of Counsel delivered in accordance with Section 11.04 and which shall state:

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(1) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;
(2)     that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;
(3)     that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and
(4)     that all laws and requirements in respect of the execution and delivery by the Issuer of such Notes have been complied with.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer.
SECTION 2.03.     Registrar and Paying Agent.
The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuer may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.
SECTION 2.04.     Paying Agent To Hold Money in Trust.

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The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.
SECTION 2.05.     Lists of Holders of the Notes.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof.
SECTION 2.06.     Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuer for Definitive Notes, subject to any applicable laws, if (i) the Issuer delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificate identified by the Issuer and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Issuer will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note

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authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b), (c) or (f) below.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the

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Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraphs (A) and (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon

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receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (A) and (B) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)    Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, as applicable; or
(F)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof;

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the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraphs (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.
(iii)    Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global

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Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or
(D)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (C) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, as applicable, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

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(ii)    Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or
(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
(iv)    If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such

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registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).
(i)    Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.
(ii)    Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in subparagraph (A) and (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer

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contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    [Intentionally Omitted].
(g)    Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear the Global Note Legend.
(iii)        Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear the Regulation S Temporary Global Note Legend.
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such

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Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.08 and 9.05 hereof).
(iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

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(ix)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(x)        Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
SECTION 2.07.     Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuer, the Holder must supply an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is a joint and several obligation of the Issuer.
SECTION 2.08.     Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.
SECTION 2.09.     Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction,

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waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer, any Subsidiary of the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer until legal title to such Notes passes to the Issuer, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.     Temporary Notes.
Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
SECTION 2.11.     Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Issuer directs canceled Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be disposed of and certification of their disposal delivered to the Issuer upon its request therefor, unless by a written order, signed by two Officers of the Issuer, the Issuer shall direct that canceled Notes be returned to it.
SECTION 2.12.     Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Issuer shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.13.     [Reserved].

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SECTION 2.14.     CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.
ARTICLE 3
REDEMPTION
SECTION 3.01.     Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 5, but no more than 10, Business Days (unless a shorter period is acceptable to the Trustee) before the notice of redemption is delivered to Holders, an Officers’ Certificate of the Issuer setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. If the Issuer is required to make the redemption pursuant to Section 3.08 hereof, it shall furnish the Trustee, at least five but not more than ten Business Days before the applicable purchase date, an Officers’ Certificate of the Issuer setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.
SECTION 3.02.     Selection of Notes To Be Redeemed.
(a)    If less than all of the Notes are to be redeemed at any time in accordance with Section 3.07(b) hereof, the selection of Notes for redemption shall be made on a pro rata basis, except that Global Notes shall be selected, subject to the applicable rules of the Depositary; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. If less than all the Notes are to be redeemed at any time in accordance with Section 3.07(a), (c) and (d) hereof, then the Notes shall be selected by lot, except that Global Notes shall be selected subject to the applicable rules of the Depository. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.
(b)    The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall

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be redeemed. Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.
SECTION 3.03.     Notice of Redemption.
Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall transmit a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed to such Holder’s registered address.
The notice shall identify the Notes to be redeemed and shall state
(i)    the redemption date;
(ii)    the redemption price;
(iii)    if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed;
(iv)    the name and address of the Paying Agent;
(v)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii)    the paragraph of the Notes and/or section hereof pursuant to which the Notes called for redemption are being redeemed; and
(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 10 days (unless a shorter period is acceptable to the Trustee) prior to the date the Issuer wishes to have the notice given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
SECTION 3.04.     Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.
SECTION 3.05.     Deposit of Redemption Price.

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On or prior to any redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
On and after the redemption date, if the Issuer does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.
SECTION 3.06.     [Reserved.]
SECTION 3.07.     Optional Redemption.
(a)    Except as provided in paragraphs (b) and (c) below and Section 4.15 hereof, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2021. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 days’ or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2021	104.219%
2022	102.813%
2023	101.406%
2024 and thereafter	100.0000%

(b)    Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2021, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 105.625% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock (each, an “Equity Offering”), other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 65% in aggregate principal amount

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of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 120th day following such sale of Qualified Capital Stock.
(c)    In addition, at any time and from time to time prior to March 15, 2021, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.
(d)    In connection with any redemption of Notes described in clauses (a), (b) and (c) above, such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Indebtedness or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.
SECTION 3.08.     Excess Proceeds Offer.
(a)    In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Excess Proceeds Offer, it shall follow the procedures specified below.
(b)    The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and pari passu Indebtedness shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.
(c)    To the extent the Issuer or a Restricted Subsidiary is required under the terms of Indebtedness of the Issuer or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuer shall make a pro rata offer to the holders of all such Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis in accordance with the procedures of the Depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds and other pari passu Indebtedness, the Issuer may use any remaining Excess Proceeds in any manner not prohibited by this Indenture.
(d)    If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in

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whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.
(e)    Upon the commencement of any Excess Proceeds Offer, the Issuer shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:
(i)    that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;
(ii)    the Offer Amount, the purchase price and the Purchase Date;
(iii)    that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;
(v)    that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
(vi)    that Holders shall be entitled to withdraw their election if the Issuer, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased; and
(vii)    that, if the aggregate principal amount of Notes surrendered by Holders and other pari passu Indebtedness tendered by the holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased).
(f)    On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance

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with the terms of this Section 3.08. The Issuer, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.
(g)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer’s compliance with such laws and regulations shall not in and of itself be deemed to have caused a breach of its obligations under this Indenture.
(h)    Other than as specifically provided in this Section 3.08 or Section 4.10, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.02 and 3.05 hereof.
ARTICLE 4
COVENANTS
SECTION 4.01.     Payment of Notes.
(a)    The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of 1:00 p.m. Eastern Time on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
(b)    The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.02.     Maintenance of Office or Agency.

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(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
SECTION 4.03.     Reports.
(a)    Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes all quarterly and annual financial information, and on dates, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Issuer; provided, however, that, to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Notes.
(b)    The Issuer shall file the information described in Section 4.03(a) with the Commission to the extent that the Commission is accepting such filings. In addition, for so long as any Notes remain outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c)    In addition, following the first full fiscal quarter after the date hereof, so long as any Notes are outstanding the Issuer shall use commercially reasonable efforts to (A) within 15 Business Days after furnishing the reports required by Section 4.03(a), hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing noteholders, prospective investors, Broker-Dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information; provided that the Issuer may satisfy

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the requirements of this paragraph by issuing its regular quarterly earnings releases and conducting its regular investor conference calls.
(d)    The Issuer shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.     Compliance Certificate.
The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing after the fiscal year ended December 31, 2018, an Officers’ Certificate of the Issuer stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).
SECTION 4.05.     Taxes.
The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
SECTION 4.06.     Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein

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granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.07.     Limitation on Restricted Payments.
(a)    Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly:
(i)    pay any dividend or make any distribution on account of any Equity Interests of the Issuer other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer;
(ii)    purchase, redeem or otherwise acquire or retire for value any of the Issuer’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof and (ii) any such Equity Interests or Subordinated Indebtedness owned by the Issuer or by any Restricted Subsidiary;
(iii)    pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:
(A)    to the Issuer or any Restricted Subsidiary; or
(B)    to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or
(iv)    make any Restricted Investment
(all such prohibited payments and other actions set forth in clauses (i) through (iv) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)    after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Issuer is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.09(a); and
(3)    such Restricted Payment, together with the aggregate of all other Restricted Payments made after May 6, 2010, is less than the sum of:
(A)    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from July 1, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus

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(B)    an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value of any property or assets received by the Issuer from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests sold to any of the Issuer’s Subsidiaries), following May 6, 2010 and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to the Issuer or a Subsidiary) incurred by the Issuer or any Restricted Subsidiary on or subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange or expended pursuant to clause (b)(11) below); plus
(C)    if any Unrestricted Subsidiary is designated by the Issuer as a Restricted Subsidiary, an amount equal to the Fair Market Value of the net Investment by the Issuer or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Issuer or any Restricted Subsidiary in any such Unrestricted Subsidiary following May 6, 2010 which reduced the amount available for Restricted Payments pursuant to this clause (3) less amounts received by the Issuer or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus
(D)    100% of any cash dividends and other cash distributions and the Fair Market Value of property or assets other than cash received by the Issuer and the Issuer’s Restricted Subsidiaries from an Unrestricted Subsidiary since May 6, 2010 to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Issuer or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (3); plus
(E)    to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of the Issuer and its Restricted Subsidiaries following May 6, 2010 resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Issuer or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment; plus
(F)    $150.0 million.

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(b)    The foregoing provisions will not prohibit the following (provided that with respect to clauses (9) and (10) below, no Default or Event of Default shall have occurred and be continuing):
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;
(2)    the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of the Issuer in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests (other than Disqualified Stock) issued or sold to any Subsidiary) or (y) Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred under clause (10) of Section 4.09(b) or other Indebtedness permitted to be incurred under Section 4.09 or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Sections 4.10 and 4.15 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;
(3)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09;
(4)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;
(5)    Restricted Payments from the net proceeds of the Notes and the initial borrowings under the Credit Agreement as described in the Offering Memorandum;
(6)    the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director or consultant of the Issuer or of any Subsidiary of the Issuer (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or

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employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed $10.0 million in any calendar year;
(7)    payments or distributions by the Issuer or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated on or after the Issue Date and not prohibited by this Indenture;
(8)    purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;
(9)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Designated Preferred Stock is issued, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, would have been at least 2.00 to 1.00 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;
(10)    any Restricted Payment if after giving effect to such Restricted Payment, the Consolidated Leverage Ratio of the Issuer on a pro forma basis is less than 2.75 to 1.00;
(11)    to the extent constituting Restricted Payments, payments to counterparties under Hedge Obligations or other hedge, swap or option agreements entered into in connection with the issuance of convertible debt or upon the exercise thereof; and
(12)    other Restricted Payments in an amount not to exceed $250.0 million.
(c)    Restricted Payments made pursuant to Section 4.07(a) and clause (1) of Section 4.07(b) and, to the extent made with the proceeds of the issuance of Qualified Capital Stock, Investments made pursuant to clause (j) of the definition of “Permitted Investments,” shall be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a). Restricted Payments made pursuant to clauses (2) through (10) of Section 4.07(b) shall not be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a).

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If the Issuer or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (3) of Section 4.07(a) or under any other provision of this Section 4.07, (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.
For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (b)(1) through (b)(12) above, or is permitted pursuant to Section 4.07(a), the Issuer shall be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.
SECTION 4.08.     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(a)    pay dividends or make any other distribution to the Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
(b)    make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
(c)    transfer any of the Issuer’s properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:
(i)    Existing Indebtedness and existing agreements as in effect on the Issue Date;
(ii)    applicable law or regulation;
(iii)    any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

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(iv)    by reason of customary nonassignment provisions in leases entered into in the ordinary course of business;
(v)    Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;
(vi)    this Indenture and the Notes or the Issuer’s other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vii) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;
(vii)    any Credit Facility; provided that the restrictions therein (i) are not materially more restrictive than the agreements governing such Indebtedness as in effect on the Issue Date or (ii) will not affect the Issuer’s ability to make principal or interest payments on the Notes (as determined by the Issuer in good faith);
(viii)    customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;
(ix)    any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;
(x)    provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;
(xi)    Permitted Liens;
(xii)    any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;
(xiii)    secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(xiv)    Purchase Money Indebtedness that imposes restrictions of the type described in clause (c) above on the property so acquired;

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(xv)    any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Issuer’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(xvi)    Indebtedness or other agreements, including, without limitation, agreements described in clause (x) of this paragraph, of any non-Guarantor Subsidiary which imposes restrictions solely on such non-Guarantor Subsidiary and its Subsidiaries; or
(xvii)    any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.
SECTION 4.09.     Limitation on Incurrence of Indebtedness.
(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Equity Interests and the application of the net proceeds thereof on a pro forma basis, the Issuer’s Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0; provided that Restricted Subsidiaries of the Issuer that are not Guarantors may not incur Indebtedness or issue any Preferred Equity Interests pursuant to this paragraph if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of outstanding Indebtedness or Preferred Equity Interests of Restricted Subsidiaries of the Issuer that are not Guarantors at any one time outstanding incurred pursuant to the foregoing proviso exceeds the greater of (x) $150.0 million or (y) 2.5% of Consolidated Total Assets at the time of incurrence.
(b)    The foregoing limitation will not apply to any of the following incurrences of Indebtedness:
(1)    Indebtedness represented by the Notes and the Guarantees issued on the Issue Date;
(2)    Indebtedness of the Issuer or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $2,155.0 million;

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(3)    (x) Indebtedness among the Issuer and the Restricted Subsidiaries; provided that any such Indebtedness owed by the Issuer or a Guarantor to any Restricted Subsidiary that is not a Guarantor shall be subordinated to the prior payment in full when due of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by the Issuer or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by a Guarantor, such Preferred Equity Interests are held by the Issuer or a Guarantor;
(4)    Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Issuer or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that (x) the aggregate principal amount of Acquired Debt pursuant to this clause (4)(x) (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (4)(x)) shall not exceed $200.0 million at any one time outstanding or (y) after giving effect to the incurrence of such Acquired Debt on a pro forma basis, the Issuer’s Consolidated Fixed Charge Coverage Ratio either (A) would have been at least 2.0 to 1.0 or (B) would have been greater than immediately prior to such acquisition;
(5)    Existing Indebtedness;
(6)    Indebtedness consisting of Purchase Money Indebtedness in an aggregate amount (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (6)) not to exceed an amount at any one time outstanding equal to the greater of (x) $150.0 million or (y) 2.5% of Consolidated Total Assets at the time of incurrence;
(7)    Hedging Obligations of the Issuer or any of the Restricted Subsidiaries covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for bona fide hedging activities, including the issuance of convertible debt, and not for speculative purposes;
(8)    Foreign Currency Obligations of the Issuer or any of the Restricted Subsidiaries entered into to manage exposure of the Issuer and the Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;
(9)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);
(10)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness referred to in clause (a) of

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this Section 4.09 or in clause (1), (4), (5) or (6) or this clause (10) of this Section 4.09(b) (“Refinancing Indebtedness”); provided, however, that:
(A)    the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;
(B)    the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;
(C)    the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and
(D)    if the Indebtedness to be exchanged, refinanced, renewed, replaced, substituted or refunded was the obligation of the Issuer or Guarantor, such Indebtedness shall not be incurred by any of the Restricted Subsidiaries other than a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;
(11)    additional Indebtedness of the Issuer and any of its Restricted Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding an amount equal to the greater of (x) $150.0 million or (y) 2.5% of Consolidated Total Assets at the time of incurrence (which may, but need not, be incurred under the Credit Facilities);
(12)    the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor;
(13)    the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock;
(14)    the incurrence by the Issuer or its Subsidiaries of guarantees in respect of obligations of joint ventures; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (14) shall not exceed at any one time

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outstanding an amount equal to the greater of (x) $150.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence;
(15)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 5% of Consolidated Total Assets at the time of incurrence that are attributable to Restricted Subsidiaries that are Foreign Subsidiaries;
(16)    overdrafts paid within 10 Business Days;
(17)    customary purchase price adjustments and indemnifications in connection with acquisition or disposition of stock or assets;
(18)    guarantees to suppliers, licensors, artists or franchisees (other than guarantees of Indebtedness) in the ordinary course of business;
(19)    Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;
(20)    Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;
(21)    Indebtedness the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8; and
(22)    Preferred Equity Interests of the Issuer or any of its Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Equity Interests of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Equity Interests (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of Preferred Equity Interests not permitted by this clause (22).
(c)    For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (2) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (b)(1) through (22) above or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (22) of Section 4.09(b), the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue

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Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under clause (b)(2) above and may not be reclassified.
(d)    Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.
(e)    The amount of indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.
(f)    For purposes of determining compliance with any U.S. dollar‑denominated restriction on the incurrence of Indebtedness, the U.S. dollar‑equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar‑dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar‑dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, (1) if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing and (2) shall be deemed to be outstanding only when the proceeds thereof are not applied to effect such refinancing (and to pay any fees, expenses, commissions and costs in connection therewith) substantially concurrently.

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SECTION 4.10.     Limitation on Asset Sales.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
(1)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such Fair Market Value to be determined by (i) an executive officer of the Issuer or such Subsidiary if the value is less than $50.0 million or (ii) in all other cases by a resolution of the Issuer’s Board of Directors (or of a committee appointed thereby for such purposes)); and
(2)    at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities.
For purposes of clause (2), the following shall be deemed to be cash:
(a)    the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,
(b)    the amount of any obligations or securities received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and
(c)    the Fair Market Value of any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by the Issuer or any Restricted Subsidiary in a Permitted Business.
(b)    If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:
(1)    repay Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; or
(2)    (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

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(c)    Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365 day period shall constitute “Excess Proceeds” and shall be applied pursuant to Section 4.10(d) hereof. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(d)    When the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 4.10 exceeds $25.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.08 hereof. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.     Limitation on Transactions with Affiliates.
The Issuer shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuer’s or any Restricted Subsidiary’s properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:
(a)    such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; provided that such transaction shall be deemed to be at least as favorable as the terms that could have been obtained in a comparable transaction with an unrelated Person if such transaction is approved by the members of (x) the Board of Directors or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or NASDAQ; and
(b)    if such Affiliate Transaction involves aggregate payments in excess of $50.0 million, such Affiliate Transaction has either (i) been approved by a resolution of the members of (x) the Board of Directors of the Issuer or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or NASDAQ or (ii) if there are no disinterested directors on the Board of Directors of the Issuer, the Issuer or such Restricted Subsidiary has obtained the favorable opinion of an Independent

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Financial Advisor as to the fairness of such Affiliate Transaction to the Issuer or the relevant Restricted Subsidiary, as the case may be, from a financial point of view;
provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:
(i)    the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or the payment of compensation to, directors and management of the Issuer and its Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements and payments);
(ii)        indemnification or similar arrangements for officers, directors, employees or agents of the Issuer or any of the Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;
(iii)        transactions between or among the Issuer and the Restricted Subsidiaries;
(iv)        Restricted Payments not prohibited by Section 4.07 and Permitted Investments;
(v)    any transactions between the Issuer or any of the Restricted Subsidiaries and any Affiliate of the Issuer the Equity Interests of which Affiliate are owned solely by the Issuer or one of the Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Issuer or Restricted Subsidiaries, on the other hand;
(vi)        any agreements or arrangements in effect on the Issue Date and described or incorporated by reference in the Offering Memorandum and any modifications, extensions or renewals thereof that are no less favorable to the Issuer or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;
(vii)        so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture;
(viii)        [reserved];
(ix)        transactions with Persons who are Affiliates of the Issuer solely as a result of the Issuer’s or a Restricted Subsidiary’s Investment in such Person;
(x)    sales of Equity Interests to Affiliates of the Issuer or its Restricted Subsidiaries not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;
(xi)    transactions with an Affiliate where the only consideration paid is Equity Interests of the Issuer other than Disqualified Stock;

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(xii)    transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of this covenant;
(xiii)    transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business; and
(xiv)        transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director on any matter involving such other Person.
SECTION 4.12.     Limitation on Liens.
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.
SECTION 4.13.     Additional Subsidiary Guarantees.
If any of the Issuer’s Domestic Restricted Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) or Indebtedness incurred in reliance on Section 4.09(a) (other than under the second proviso thereto), then in each case such guarantor or obligor shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.
SECTION 4.14.     Organizational Existence.
Subject to Article 5 hereof and the proviso to this Section 4.14, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any Significant Subsidiary and (ii) subject to Section 4.10 hereof, the rights (charter and statutory), licenses and franchises of the Issuer and its Significant Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the

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business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
SECTION 4.15.     Change of Control.
Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer shall mail or otherwise deliver a notice to each Holder with a copy to the Trustee stating:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.15;
(2)        the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);
(3)        that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;
(4)        that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
(5)        that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;
(6)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and
(7)        any other information material to such Holder’s decision to tender Notes.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of

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Control. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Issuer. The Issuer’s obligations in respect of a Change of Control Offer can be modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.
SECTION 4.16.     Suspension of Covenants.
(a)    During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the following Sections of this Indenture (the “Suspended Covenants”):
(1)    Section 4.07;
(2)    Section 4.08;
(3)    Section 4.09;
(4)    Section 4.10;
(5)    Section 4.11; and
(6)    clause (d) of the first paragraph of Section 5.01.
(b)    At such time as Sections 4.07, 4.08, 4.09, 4.10, 4.11 and clause (d) of the first paragraph of Section 5.01 are suspended (a “Suspension Period”), the Issuer shall no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

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(c)    In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below Investment Grade, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.
(d)    On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of Section 4.07(a), calculations under such section shall be made as though such section had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (10) under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under clause (3) of such Section 4.07(a); provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of Section 4.10(d), on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder; provided that (1) the Issuer and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (2) the Issuer reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade.
ARTICLE 5

SUCCESSORS
SECTION 5.01.     Merger, Consolidation or Sale of Assets.
The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:
(a)    the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if

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the surviving Person is a limited liability company or limited partnership, such entity shall also form a co-issuer that is a corporation;
(b)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Issuer’s obligations pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee under the Notes and this Indenture;
(c)    immediately after such transaction, no Default or Event of Default exists; and
(d)    the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have a Consolidated Fixed Charge Coverage Ratio immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Issuer’s Consolidated Fixed Charge Coverage Ratio immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a).
Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary.
Notwithstanding the foregoing clauses (c) and (d), this Article 5 will not apply to a merger of the Issuer with a Restricted Subsidiary solely for the purpose of reorganizing the Issuer in another jurisdiction of the United States or any State thereof or the District of Columbia so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiary is not increased thereby.
SECTION 5.02.     Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person has been named as the Issuer herein. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to this Article 5, the applicable predecessor shall be released from the obligations so assumed.

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ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01.     Events of Default.
Each of the following constitutes an “Event of Default”:
(a)        default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;
(b)    default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;
(c)    failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08 (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer), 4.10, 4.15 and 5.01;
(d)    subject to the second paragraph of Section 6.02, default under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;
(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer and any of the Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;
(f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $50.0 million or more;

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(g)    failure by the Issuer and any of the Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $50.0 million or more, which judgments are not stayed within 60 days after their entry;
(h)        any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;
(i)    the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and
(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days.
SECTION 6.02.     Acceleration.
If any Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.
Any failure to perform, or breach of, any covenant or agreement pursuant to Section 4.03 shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in clause (d) of Section 6.01 (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuer for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice. A failure to perform, or breach of any covenant or agreement pursuant to Section 4.03, shall automatically cease to be

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outstanding and shall be deemed to be cured at such time as the Issuer furnishes or files the applicable information or report.
SECTION 6.03.     Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.04.     Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.05.     Control by Majority.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
SECTION 6.06.     Limitation on Suits.
A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(a)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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(c)    such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e)    during such 60‑day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
SECTION 6.07.     Rights of Holders of Notes To Receive Payment.
Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.
SECTION 6.08.     Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09.     Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), the Issuer’s creditors or the Issuer’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation,

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expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.
SECTION 6.10.     Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct in writing.
The Trustee may fix a record date and payment date for any payment to Holders of Notes.
SECTION 6.11.     Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.
ARTICLE 7
TRUSTEE

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SECTION 7.01.     Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default,
(i)    the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements hereof but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(e)    No provision hereof shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

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(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.     Rights of Trustee.
(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture;
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer;
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

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(i)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and
(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 7.03.     Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.04.     Trustee’s Disclaimer.
(a)    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy hereof or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
(b)    The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.
SECTION 7.05.     Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail or otherwise deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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SECTION 7.06.     [Reserved].
SECTION 7.07.     Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance hereof and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability, claim, damage or expense as shall be determined to have been caused by the negligence or willful misconduct of the Trustee. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge hereof or the earlier resignation or removal of the Trustee.
To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge hereof.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
SECTION 7.08.     Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time upon 30 days written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of at least a

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majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer with 30 days prior notice. The Issuer may remove the Trustee if upon 30 days written notice:
(a)    the Trustee fails to comply with Section 7.10 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
If a Trustee resigns or is removed all fees and expenses of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.
SECTION 7.09.     Successor Trustee by Merger, Etc.

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If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 7.10.     Eligibility; Disqualification.
There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
SECTION 7.11.     Preferential Collection of Claims Against Issuer.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01.     Termination of the Issuer’s Obligations.
(a)    The Issuer may terminate its Obligations as to all outstanding Notes, except those obligations referred to in paragraph (b) of this Section 8.01, when
(1)    either:
(a)    all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
(b)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or

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subject to redemption as set forth in Section 3.07 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(2)    the Issuer has paid all other sums payable under this Indenture by the Issuer; and
(3)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuer.
(b)    Notwithstanding paragraph (a) of this Section 8.01, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

SECTION 8.02.     Option To Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
SECTION 8.03.     Legal Defeasance and Covenant Discharge.
Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer shall be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged

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hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuer’s obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof; (c) the rights, powers, trust, duties and immunities of the Trustee hereunder, and the Issuer’s obligations in connection therewith; and (d) this Section 8.03. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes.
SECTION 8.04.     Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (other than existence of the Issuer (subject to Section 5.01), 4.15, 5.01 (except clauses (a) and (b)) and 10.03 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, Sections 6.01(c) through 6.01(g) shall not constitute Events of Default.
SECTION 8.05.     Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:
(a)    the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;
(b)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee

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confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(f)    the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.03 and 8.04 hereof was not made by the Issuer with the intent of preferring the Holders of the Notes over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and
(g)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) have been complied with as contemplated by this Section 8.05.
SECTION 8.06.     Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal,

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premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.07.     Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 8.08.     Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01.     Without Consent of Holders of Notes.
Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note:
(a)    to cure any ambiguity, defect or inconsistency;
(b)    to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
(c)    to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets of the Issuer or such Guarantor, pursuant to Article 5 or Article 10 hereof;
(d)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under this Indenture of any Holder of the Notes in any material respect;
(e)    to provide for the issuance of additional Notes in accordance with the provisions set forth in this Indenture;
(f)    to evidence and provide for the acceptance of an appointment of a successor Trustee;
(g)    to comply with the rules of any applicable securities depository;
(h)    to add Guarantees with respect to the Notes;
(i)    to conform this Indenture or the Notes to the “Description of notes” section in the Offering Memorandum; or
(j)    to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the TIA.
Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor and upon receipt by the

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Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02.     With Consent of Holders of Notes.
The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision hereof or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a)    reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below);
(c)    reduce the rate of or change the time for payment of interest on any Note;
(d)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(e)    make any Note payable in money other than that stated in the Notes;
(f)    make any change in the provisions hereof relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;
(g)    waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

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(h)    amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;
(i)    release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10; or
(j)    make any change in the foregoing amendment and waiver provisions.
Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or of the Notes.
SECTION 9.03.     [Reserved].
SECTION 9.04.     Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.
The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the

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date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuer shall designate.
SECTION 9.05.     Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06.     Trustee To Sign Amendments, Etc.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall by fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10
GUARANTEES
SECTION 10.01.     Guarantee.
Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:
(a)    the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

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(b)    in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.
Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of a Note with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, to return to the Issuer or any Guarantor any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.
The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

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Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on such Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.
SECTION 10.02.     Execution and Delivery of Guarantees.
To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer or Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03.     Merger, Consolidation or Sale of Assets of Guarantors.
Subject to Section 10.05 hereof, a Guarantor may not, and the Issuer will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Issuer or another Guarantor (in each case other than in accordance with Section 4.10) unless:
(a)    such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b)    the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the

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Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and
(c)    immediately after such transaction, no Default or Event of Default exists.
Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer. Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer.
SECTION 10.04.     Successor Corporation Substituted.
Upon any consolidation, merger, sale or conveyance described in paragraphs (a) through (c) of Section 10.03 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to Article 5 hereof, the applicable predecessor shall be released from the obligations so assumed.
SECTION 10.05.     Releases from Guarantees.
If pursuant to any direct or indirect sale of assets (including, if applicable, all of the Capital Stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise, the assets sold include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) the Issuer designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this

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Indenture; (3) upon the transfer of such Guarantor in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 if following such transfer such Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Issuer or (ii) following such transaction, such Guarantor is a Restricted Subsidiary that is not a guarantor under any Credit Facility incurred under Section 4.07(b)(2); or (4) the Issuer effectively discharges such Guarantor’s obligations or defeases the Notes in compliance with the terms of Article 8 hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions hereof, including without limitation Section 4.10 hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Issuer in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
MISCELLANEOUS
SECTION 11.01.     [Reserved].
SECTION 11.02.     Notices.
Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand-delivery, registered first-class mail, next-day air courier or facsimile:
If to the Issuer or any Guarantor, to it care of:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Facsimile No.: (310) 867-7158
Attention: General Counsel
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 700
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust

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The Issuer, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, certified or registered, return receipt requested, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.
Any notice or communication to a Holder of a Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 11.03.     Communication by Holders of Notes with Other Holders of Notes.
Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.04.     Certificate and Opinion as to Conditions Precedent.

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Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the application for authentication of the Initial Notes), the Issuer shall furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 11.05.     Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, if applicable; shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 11.06.     Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 11.07.     No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.
No director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

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Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 11.08.     Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 11.09.     No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 11.10.     Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuer and the Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 11.11.     Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.12.     Counterpart Originals.
This Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Indenture.
SECTION 11.13.     Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.14.     Force Majeure.

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In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 11.15.     Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS BY THEIR
ACCEPTANCE OF THE NOTES, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.16.     Certain Tax Matters Related to the Trustee.
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon Trust Company, N.A. shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon Trust Company, N.A. for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.
SECTION 11.17.     Submission to Jurisdiction.
The Issuer and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
LIVE NATION ENTERTAINMENT, INC.,
as Issuer
By: /s/ Kathy Willard
Name: Kathy Willard
Title:    Executive Vice President, Chief         Financial Officer and Assistant         Secretary

Signature Page to Indenture (HY)

LIVE NATION PRODUCTIONS, LLC
WESTMINSTER CREDIT OPPORTUNITIES FUNDS, LLC

By:    /s/ Kathy Willard

Name:	Kathy Willard

Title:	President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

HOB ACE OF SPADES CORP.
HOB GRAND RAPIDS, LLC
HOB PUNCH LINE PENN CORP.

By:     /s/ Michael Rowles
Name: Michael Rowles
Title:     President

Signature Page to Indenture (HY)

F AND F CONCESSIONS, INC.

By:     /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

MBA ARTIST MANAGEMENT COMPANY, LLC

By:     /s/ Kathy Willard
Name: Kathy Willard
Title: Chief Executive Officer, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

SOUNDCHECK, LLC

By: TICKETMASTER L.L.C.,
its sole member

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

CUMBERLAND AMPHITHEATRE PARTNERS, LLC

By: LIVE NATION WORLDWIDE, INC.,
its managing member.

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

CONNECTICUT PERFORMING ARTS PARTNERS

By: NOC, INC.,
a partner

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

By: CONNECTICUT AMPHITHEATER
DEVELOPMENT CORPORATION,
a partner

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

ARTIST NATION HOLDINGS CORP.
BILL GRAHAM ENTERPRISES, INC.
CELLAR DOOR VENUES, INC.
CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION
CONNECTICUT PERFORMING ARTS, INC.
EXMO INC.
FILLMORE THEATRICAL SERVICES
HOB MARINA CITY, INC.
IAC PARTNER MARKETING, INC.
LIVE NATION MARKETING, INC.
LIVE NATION MERCHANDISE, INC.
LIVE NATION WORLDWIDE, INC.
NOC, INC.
THE V.I.P. TOUR COMPANY
TICKETMASTER NEW VENTURES HOLDINGS, INC.
TICKETSNOW.COM, INC.
TM VISTA INC.
TNOW ENTERTAINMENT GROUP, INC.

By:     /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

HOB BOARDWALK, INC.
HOB CHICAGO, INC.
HOB ENTERTAINMENT, LLC
HOB PUNCH LINE S.F. CORP.
HOUSE OF BLUES ANAHEIM RESTAURANT CORP.
HOUSE OF BLUES CLEVELAND, LLC
HOUSE OF BLUES CONCERTS, INC.
HOUSE OF BLUES DALLAS RESTAURANT CORP.
HOUSE OF BLUES HOUSTON RESTAURANT CORP.
HOUSE OF BLUES LAS VEGAS RESTAURANT CORP.
HOUSE OF BLUES LOS ANGELES RESTAURANT CORP.
HOUSE OF BLUES MYRTLE BEACH RESTAURANT CORP.
HOUSE OF BLUES NEW ORLEANS RESTAURANT CORP.
HOUSE OF BLUES ORLANDO RESTAURANT CORP.
HOUSE OF BLUES RESTAURANT HOLDING CORP.
HOUSE OF BLUES SAN DIEGO RESTAURANT CORP.
LIVE NATION BOGART, LLC
LIVE NATION CHICAGO, INC.
LIVE NATION CONCERTS, INC.
LIVE NATION MID-ATLANTIC, INC.

By:     /s/ Michael Rowles
Name: Michael Rowles
Title: President

Signature Page to Indenture (HY)

LIVE NATION STUDIOS, LLC

By: LIVE NATION WORLDWIDE, INC.,
its sole member

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

ARTIST NATION MANAGEMENT, INC.
ARTIST NATION MANAGEMENT GROUP, INC.
GUYO ENTERTAINMENT, INC.
SPALDING ENTERTAINMENT, LLC
VECTOR MANAGEMENT LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

Signature Page to Indenture (HY)

EVENING STAR PRODUCTIONS, INC.
EVENT MERCHANDISING INC.
FG ACQUISITIONCO, LLC
FRONT GATE HOLDINGS, LLC
FRONT GATE TICKETING SOLUTIONS, LLC
HARD EVENTS LLC
MICROFLEX 2001 LLC
NEW YORK THEATER, LLC
REIGNDEER ENTERTAINMENT CORP.
SHORELINE AMPHITHEATRE, LTD.
TICKETMASTER ADVANCE TICKETS, L.L.C.
TICKETMASTER CHINA VENTURES, L.L.C.
TICKETMASTER EDCS LLC
TICKETMASTER-INDIANA, L.L.C.
TICKETMASTER L.L.C.
TICKETWEB, LLC

By:     /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

LIVE NATION - HAYMON VENTURES, LLC

By: LIVE NATION WORLDWIDE, INC.,
its sole member

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

COUNTRY NATION, LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Chief Financial Officer and Assistant Secretary

HOUSE OF BLUES SAN DIEGO, LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President and Chief Accounting Officer

LIVE NATION TICKETING, LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Chief Financial Officer, Chief Accounting Officer and Assistant Secretary

Signature Page to Indenture (HY)

LIVE NATION LGTOURS (USA), LLC
LIVE NATION MTOURS (USA), INC.
LIVE NATION TOURING (USA), INC.
LIVE NATION USHTOURS (USA), LLC
LIVE NATION UTOURS (USA), INC.
TNA TOUR II (USA) INC.

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Chief Executive Officer, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

BIGCHAMPAGNE, LLC

By: TICKETMASTER L.L.C.,
its sole member

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

LN ACQUISITION HOLDCO LLC
MICHIGAN LICENSES, LLC
TICKETSTODAY, LLC
WILTERN RENAISSANCE LLC

By: LIVE NATION WORLDWIDE, INC.,
its sole member.

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

COBB’S COMEDY INC.
BLUES AT THE DEPOT, LLC
HOB DEPOT CORP.
HOB MARQUIS CORP.
HOB QUEEN THEATER CORP.
HOB ROSE CITY MH CORP.
HOB SUMMIT MH CORP
HOB VARSITY CORP.

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Treasurer and Secretary

Signature Page to Indenture (HY)

FACULTY MANAGEMENT, LLC
FACULTY PRODUCTIONS, LLC
FILLMORE MINNEAPOLIS CORP.
FILLMORE NEW ORLEANS CORP.
PRISTINE ALPINE ENTERTAINMENT, LLC
STROBE LABS, INC
UNITED CONCERTS, INC.
LMG MANAGEMENT LLC
EIGHT BALL PRICING SOLUTIONS, LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page to Indenture (HY)

IO MEDIA, INC.
IOMEDIA TECHNOLOGIES, LLC

By:    /s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Signature Page to Indenture (HY)

C3 BOOKING, LLC
C3 PRESENTS, L.L.C.

By:     /s/ Michael Rowles
Name: Michael Rowles
Title: Executive Vice President, General Counsel and Secretary

Signature Page to Indenture (HY)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By: /s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

Signature Page to Indenture (HY)

EXHIBIT A
[Face of Note]

5.625% Senior Note due 2026
Cert. No. [__]
CUSIP No. [__]
Live Nation Entertainment, Inc.
promises to pay to [___________]
or its registered assigns
the principal sum of _________________
Dollars on March 15, 2026
Interest Payment Dates: March 15 and September 15, commencing September 15, 2018.
Record Dates: March 1 and September 1 (whether or not a Business Day).

US-DOCS\99684314.4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated: March 20, 2018
LIVE NATION ENTERTAINMENT, INC.

By:	Name: Title:

[Signature Page to Global Note]
US-DOCS\99684314.4

This is one of the Notes referred to in
the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee
By:
    Authorized Signatory
Dated: March 20, 2018

[Signature Page to Global Note]
US-DOCS\99684314.4

(Back of Note)
Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.
(1)    Interest. Live Nation Entertainment, Inc., a Delaware Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 5.625% per annum and will be payable semi-annually in cash on each March 15 and September 15, commencing [September 15, 2018], or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding March 1 and September 1, whether or not a Business Day. Interest will be computed on the basis of a 360‑day year consisting of twelve 30‑day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.
(2)    Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.
(3)    Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer may act in any such capacity.
(4)    Indenture. The Issuer issued the Notes under an Indenture, dated as of March 20, 2018 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The Issuer shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture. All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior unsecured obligations of the Issuer.

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(5)    Optional Redemption. (a) Except as provided in paragraphs (b) and (c) below and clause (6) below, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2021. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 days’ or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2019	104.219%
2020	102.813%
2021	101.406%
2022 and thereafter	100.000%

(b)    Notwithstanding the foregoing, at any time and from time to time prior to March 15, 2021, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 105.625% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock (each, an “Equity Offering”), other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 65% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 120th day following such sale of Qualified Capital Stock.
(c)    In addition, at any time and from time to time prior to March 15, 2021, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.
“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by the Issuer, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at March 15, 2021 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to March 15, 2021 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.

US-DOCS\99684314.4

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to March 15, 2021; provided, however, that if the period from the redemption date to March 15, 2021 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to March 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
(d)    In connection with any redemption of Notes described in clauses (a), (b) and (c) above, such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Indebtedness or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.
(6)    Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Issuer shall make an offer to each Holder of Notes to repurchase on the Change of Control Payment Date all or any part of such Holder’s Notes (equal to $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.
When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of the Indenture exceeds $25.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent the Issuer or a Restricted Subsidiary is required under the terms of Indebtedness of the Issuer or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuer shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased in accordance with the procedures of the Depositary. To the extent that the principal amount of

US-DOCS\99684314.4

Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuer may use any remaining Excess Proceeds in any manner not prohibited by the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.
(7)    Notice of Redemption. Notice of redemption shall be transmitted at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in amounts of $2,000 or whole multiples of $1,000 that are equal to or in excess of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuer fails to redeem such Notes or such portions thereof.
(8)    Suspension of Covenants. During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.07 (Limitation on Restricted Payments), 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Sales), 4.11 (Limitation on Transactions with Affiliates) and clause (d) of the first paragraph of Section 5.01 (Merger, Consolidation or Sale of Assets).
(9)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
(10)    Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.
(11)    Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Notes and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its

US-DOCS\99684314.4

consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below); (c) reduce the rate of or change the time for payment of interest on any Note; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; (g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below); (h) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred; (i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10 of the Indenture; or (j) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees, or any amended or supplemental indenture may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect; to provide for the issuance of additional Notes in accordance with the provisions set forth in the Indenture; to evidence and provide for the acceptance of an appointment of a successor Trustee; to comply with the rules of any applicable securities depository; to add Guarantees with respect to the Notes; to conform the Indenture or the Notes to the “Description of notes” section in the Offering Memorandum; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.
(12)    Defaults and Remedies. Each of the following constitutes an Event of Default:
(a)    default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;
(b)    default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

US-DOCS\99684314.4

(c)    failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08 (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer), 4.10, 4.15 and 5.01 of the Indenture;
(d)    subject to Section 6.04 of the Indenture, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;
(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer and any of the Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;
(f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $50.0 million or more;
(g)    failure by the Issuer and any of the Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $50.0 million or more, which judgments are not stayed within 60 days after their entry;
(h)    any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;
(i)    the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

US-DOCS\99684314.4

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days.
If any Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 of the Indenture, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.
Any failure to perform under, or breach of, Section 4.03 of the Indenture shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in clause (d) of Section 6.01 of the Indenture (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuer for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice. Any failure to perform, or breach of any covenant or agreement pursuant to Section 4.03 of the Indenture, shall automatically cease to be outstanding and shall be deemed to be cured at such time as the Issuer furnishes or files the applicable information or report.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.
(13)    Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of the Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights if would have had if it were not

US-DOCS\99684314.4

Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign.
(14)    No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders. No director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.
(16)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17)    Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed herein.
The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Facsimile No.: (310) 867-7158
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip code)
and irrevocably appoint ______________ as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.
Date: _____________________
Your Signature:
    (Sign exactly as your name appears on the face of
    this Note)
Signature Guarantee.

US-DOCS\99684314.4

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 (Excess Proceeds Offer) or Section 4.15 (Change of Control) of the Indenture, check the appropriate box:
Section 4.10        Section 4.15
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date: ____________________
Your Signature:
    (Sign exactly as your name appears on the face of
    this Note)
Signature Guarantee.

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[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

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EXHIBIT B
FORM OF GUARANTEE
[Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Live Nation Entertainment, Inc. to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his, her or its status as such. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
[_________________________]
Name of Guarantor

By:	Name: Title:

B-1

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EXHIBIT C
[FORM OF CERTIFICATE OF TRANSFER]
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Facsimile No.: (310) 867-7158
Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, CA 90071
Attn: Corporate Trust

Re:  5.625% Senior Notes due 2026
Reference is hereby made to the Indenture, dated as of March 20, 2018 (the “Indenture”), among Live Nation Entertainment, Inc., as Issuer (the “Issuer”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]

1.
Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on t

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he 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.
Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.
Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b)	such Transfer is being effected to the Issuer or a subsidiary thereof;
or

(c)	such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration r

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equirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation or general advertising within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

4.	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)
Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)
Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, t

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he transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)
Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]

By:	Name: Title:
Dated:____________________

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)        a beneficial interest in the:
(i)         144A Global Note (CUSIP [               ]), or
(ii)         Regulation S Global Note (CUSIP [               ]), or
(b)        a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)         a beneficial interest in the:
(i)        144A Global Note (CUSIP [               ]), or
(ii)        Regulation S Global Note (CUSIP [               ]), or
(iii)        Unrestricted Global Note CUSIP [               ], or
(b)        a Restricted Definitive Note; or
(c)        an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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EXHIBIT D
[FORM OF CERTIFICATE OF EXCHANGE]
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Facsimile No.: (310) 867-7158
Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, CA 90071
Attn: Corporate Trust

Re:  5.625% Senior Notes due 2026
(CUSIP [             ])
Reference is hereby made to the Indenture, dated as of March 20, 2018 (the “Indenture”), among Live Nation Entertainment, Inc., as Issuer (the “Issuer”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)        Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)        Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)         Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]

By:	Name: Title:
Dated:____________________

US-DOCS\99684314.4

EXHIBIT E
[FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Facsimile No.: (310) 867-7158
Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, CA 90071
Attn: Corporate Trust
Re:  5.625% Senior Notes due 2026
Reference is hereby made to the Indenture, dated as of March 20, 2018 (the “Indenture”), among Live Nation Entertainment, Inc., as Issuer (the “Issuer”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $              aggregate principal amount of:

(a)	ð a beneficial interest in a Global Note, or

(b)	ð a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144 of the Securities Act, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance

E-1

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with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.     We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

E-2

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[Insert Name of Transferor]

By:	Name: Title:
Dated:

E-3

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